Exhibit 24.1

POWER OF ATTORNEY

GTA-IB, LLC

By:	W. Bradley Blair, II
Chief Executive Officer

Each of the undersigned officers of GTA-IB, LLC and each of the directors of GTA GP, Inc., the general partner of Golf Trust of America, L.P., Golf Trust of America, L.P., the sole manager of GTA-IB Golf Resort, LLC, the sole manager of GTA-IB, LLC does hereby constitute and appoint W. Bradley Blair, II and Scott D. Peters, and each of them individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date
		President, Chief Executive Officer (Principal Executive Officer) and Director (GTA GP, Inc.)	April 17, 2006
/s/	W. Bradley Blair, II
W. Bradley Blair, II

/s/	Scott D. Peters	Chief Financial Officer, Secretary (Principal Financial Officer and Principal Accounting Officer) and Director (GTA GP, Inc.)	April 17, 2006
Scott D. Peters